UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 26, 2022
Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
Buiding B15 and 25 Coyol Free Zone Alajuela Costa Rica
(Address of principal executive offices) (Zip Code)
+506 2434 2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, No Par Value	ESTA	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2022 (the “Closing Date”), Establishment Labs Holdings Inc. (the "Company") entered into a Credit Agreement and Guaranty (the "Credit Agreement") together with certain of its subsidiaries party thereto as guarantors, the lenders from time to time party thereto (the “Lenders”), and Oaktree Fund Administration, LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), pursuant to which the Lenders agreed to make term loans to the Company in an aggregate principal amount of up to $225,000,000 (the "Term Loans"). The proceeds of the Term Loans will be used for (a) the refinancing of existing indebtedness owing under that certain Credit Agreement dated as of August 24, 2017 (as amended from time to time), by and among the Company, its subsidiaries party thereto as guarantors, the lenders party thereto and Madryn Health Partners, LP, as administrative agent, (b) funding the ongoing commercialization of other product offerings outside the United States, (c) construction of the Company’s third manufacturing facility in Costa Rica, (d) ongoing United States regulatory filings related to the Motiva Implants, and (e) other working capital and general corporate purposes, including the payment of fees and expenses associated with the Credit Agreement.

Pursuant to the terms of the Credit Agreement, the Term Loans will be advanced in four tranches. The first tranche (the “Tranche A Term Loan”) was advanced in the amount of $150,000,000 on the Closing Date. The second tranche (the “Tranche B Term Loan”) of $25,000,000 will be advanced at the Company’s election prior to September 30, 2023, subject to satisfaction of specified gross sales thresholds and subject to the other terms and conditions of the Credit Agreement. The third tranche (the “Tranche C Term Loan”) of $25,000,000 will be advanced at the Company’s election prior to March 31, 2024, subject to the Administrative Agent having received either (a) evidence that specified FDA approvals have been issued or (b) evidence that specified gross sales thresholds have been met, and subject to the other terms and conditions of the Credit Agreement. The fourth tranche (the “Tranche D Term Loan”) of $25,000,000 will be advanced at the Company’s election prior to December 31, 2024, subject to the Administrative Agent having received both (a) evidence that specified FDA approvals have been issued and (b) evidence that specified gross sales thresholds have been met (the satisfaction of both (a) and (b), the “Tranche D Funding Milestone”), and subject to the other terms and conditions of the Credit Agreement. The Term Loans will mature on the 5-year anniversary of the Closing Date (“Maturity Date”).

The Term Loans accrue interest at a rate equal to 9% per annum or, at any time following the Tranche D Funding Milestone, 8.25% per annum. Accrued interest is due and payable in cash on the last business day of March, June, September, and December of each year, commencing on the first such date to occur after the Closing Date; provided, however, that prior to the 2nd anniversary of the Closing Date, the Company may pay an amount of interest on the outstanding Term Loans corresponding to 600 basis points of the interest rate in kind on each applicable payment date, subject to prior written notice delivered to the Administrative Agent. Each of the Term Loans will be subject to original issue discount of 2% of the principal amount thereof upon the drawing of each applicable tranche. Upon any payment or prepayment in full or in part of the Term Loans, whether voluntary or involuntary, the Company is required to pay an exit fee equal to 3% of the principal amount of the Term Loan paid (the “Exit Fee”).

The Company may elect to prepay all or any portion of the amounts owed prior to the Maturity Date, provided that the Company provides notice to the Administrative Agent, the amount is not less than $5,000,000, and the amount is accompanied by all accrued and unpaid interest thereon through the date of prepayment, plus the applicable yield protection premium and the applicable Exit Fee. Prepayments of the Term Loans prior to the 2nd anniversary of the Closing Date will be accompanied by a yield protection premium equal to the sum of all interest that would have accrued through such 2nd anniversary plus 4% of the principal amount so prepaid. Prepayments of the Term Loans after the 2nd anniversary will be accompanied by a yield protection premium equal to 4% of the principal amount so prepaid if made prior to the 3rd anniversary of the Closing Date, 2% if made on or after the 3rd anniversary of the Closing Date but prior to the 4th anniversary of the Closing Date, and 0% if made on or after the 4th anniversary of the Closing Date. If the Term Loans are accelerated following the occurrence of an event of default, the Company shall immediately pay to Lenders the sum of all obligations for principal, accrued interest, the applicable yield maintenance premium and the applicable Exit Fee.

Pursuant to the Credit Agreement, the obligations of the Company are guaranteed by its subsidiaries that are party thereto as guarantors. On the Closing Date, the Company and such subsidiaries entered into a U.S. Security Agreement in favor of the Administrative Agent on behalf of Lenders (the “U.S. Security Agreement”). Pursuant to the U.S. Security Agreement, the Company and its subsidiaries party thereto granted the Administrative Agent a security interest in substantially all of its personal property, rights and assets to secure the payment of all amounts owed to Lenders under the Credit Agreement.

The Credit Agreement contains customary affirmative and restrictive covenants and representations and warranties. The Company and its subsidiaries are bound by certain affirmative covenants setting forth actions that are required during the term of the Credit Agreement, including, without limitation, certain information delivery requirements, obligations to maintain certain insurance, and certain notice requirements. Additionally, the Company and its subsidiaries are bound by certain restrictive covenants setting forth actions that are not permitted to be taken during the term of the Credit Agreement without prior written consent, including, without limitation, incurring certain additional indebtedness, consummating certain mergers, acquisitions or other business combination transactions, or incurring any non- permitted lien or other encumbrance on the assets of the Company or any of its subsidiaries. The Credit Agreement also contains other customary provisions, such as confidentiality obligations and indemnification rights for the benefit of Lenders. The Credit Agreement contains financial covenants requiring (a) the Company to maintain minimum liquidity of at least $20,000,000 from and after the Closing Date or $25,000,000 from and after the funding of the Tranche B Term Loans, and (b) for each fiscal quarter until gross sales of the Company and its subsidiaries for any 12-consecutive month period are no less than $200,000,000, minimum gross sales of the Company and its subsidiaries for each consecutive 12-month period ending on the last day of each fiscal quarter in excess of 50% of specified target gross sales for such period. The Credit Agreement provides for a customary equity cure right in the event the Company fails to comply with the minimum gross sales covenant.
The foregoing description of the Credit Agreement and the U.S. Security Agreement is qualified in its entirety by reference to the Credit Agreement and the U.S. Security Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Credit Agreement and Guaranty, dated as of April 26, 2022, by and among Establishment Labs Holdings Inc., its subsidiaries party thereto as guarantors, the lenders from time to time party thereto, and Oaktree Fund Administration, LLC, as administrative agent for the lenders.

10.2
U.S. Security Agreement, dated as of April 26, 2022, by Establishment Labs Holdings Inc, each other grantor from time to time party thereto, and Oaktree Fund Administration, LLC, as administrative agent for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	April 28, 2022	By:	/s/ Rajbir S. Denhoy
		Name:	Rajbir S. Denhoy
		Title:	Chief Financial Officer